INVESTMENT MANAGEMENT SERVICES AGREEMENT

         This Agreement dated as of December 1, 2002, is by and between AXP Variable Portfolio - Investment Series, Inc., (the "Corporation"), a Minnesota corporation, on behalf of its underlying series AXP Variable Portfolio - Blue Chip Advantage Fund, AXP Variable Portfolio - Capital Resource Fund, AXP Variable Portfolio - Emerging Markets Fund, AXP Variable Portfolio - Equity Select Fund, AXP Variable Portfolio - Growth Fund, AXP Variable Portfolio - International Fund, AXP Variable Portfolio - New Dimensions Fund, AXP Variable Portfolio - S&P 500 Index Fund, AXP Variable Portfolio - Small Cap Advantage Fund, AXP Variable Portfolio - Stock Fund and AXP Variable Portfolio - Strategy Aggressive Fund, (individually the "Fund" collectively the "Funds") and American Express Financial Corporation ("AEFC"), a Delaware corporation.

Part One: INVESTMENT MANAGEMENT AND OTHER SERVICES

         (1) The Corporation hereby retains AEFC, and AEFC hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Corporation continuously with suggested investment planning; to determine, consistent with the Funds' investment objectives and policies, which securities in AEFC's discretion shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders; to prepare and make available to the Funds all necessary research and statistical data in connection therewith; to furnish all other services of whatever nature required in connection with the management of the Funds including transfer agent and dividend-disbursing agent services; to furnish or pay for all supplies, printed material, office equipment, furniture and office space as the Funds may require; and to pay or reimburse such expenses of the Funds as provided for in Part Three under this Agreement; subject always to the direction and control of the Board of Directors (the "Board"), the Executive Committee and the authorized officers of the Corporation. AEFC agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned. AEFC agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing AEFC's performance under this Agreement.

         (2) AEFC agrees that the investment planning and investment decisions will be in accordance with general investment policies of the Funds as disclosed to AEFC from time to time by the Funds and as set forth in its prospectus and registration statement filed with the United States Securities and Exchange Commission (the "SEC").

         (3) AEFC agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the acquisition or disposition of securities for the Funds.

         (4) The Corporation agrees that it will furnish to AEFC any information that the latter may reasonably request with respect to the services performed or to be performed by AEFC under this Agreement.

         (5) AEFC is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Funds and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to prior authorization by the Board of appropriate policies and procedures, and subject to termination at any time by the Board, AEFC may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if AEFC determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or AEFC's overall responsibilities with respect to the Funds and other funds for which it acts as investment adviser.

          (6) It is understood and agreed that in furnishing the Funds with the services as herein provided, neither AEFC, nor any officer, director or agent thereof shall be held liable to the Funds, shareholders, the Corporation or its creditors for errors of judgment or for anything except willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. It is further understood and agreed that AEFC may rely upon information furnished to it reasonably believed to be accurate and reliable.

Part Two:  COMPENSATION TO INVESTMENT MANAGER

         (1) The Corporation agrees to pay to AEFC on behalf of each Fund, and AEFC covenants and agrees to accept from the Corporation in full payment for the services furnished, a fee composed of an asset charge and a performance incentive adjustment.

          (a)  The Asset Charge

                   (i) The asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph (ii) below. The computation shall be made for each calendar day on the basis of net assets as of the close of the preceding business day. In the case of the suspension of the computation of net asset value, the fee for each calendar day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of a Fund recorded on the books of the Fund for that day.

                   (ii) The asset charge shall be based on the net assets of the
               Funds as set forth in the following tables.

                           AXP Variable Portfolio - Blue Chip Advantage Fund
                                           Asset Charge
                               Assets                   Annual Rate At
                              (Billions)               Each Asset Level
                          First         $0.25               0.540%
                          Next           0.25               0.515
                          Next           0.25               0.490
                          Next           0.25               0.465
                          Next           1.00               0.440
                          Next           1.00               0.410
                          Next           3.00               0.380
                          Over           6.00               0.350

                           AXP Variable Portfolio - Capital Resource Fund AXP Variable Portfolio - Growth Fund
                           AXP Variable Portfolio - New Dimensions Fund
                                           Asset Charge
                               Assets                  Annual Rate At
                              (Billions)              Each Asset Level
                          First         $1.00               0.630%
                          Next           1.00               0.615
                          Next           1.00               0.600
                          Next           3.00               0.585
                          Over           6.00               0.570

                          AXP Variable Portfolio - Emerging Markets Fund
                                           Asset Charge
                               Assets                  Annual Rate At
                              (Billions)              Each Asset Level
                          First         $0.25               1.170%
                          Next           0.25               1.155
                          Next           0.25               1.140
                          Next           0.25               1.125
                          Next           1.00               1.110
                          Over           2.00               1.095

                           AXP Variable Portfolio - Equity Select Fund
                                           Asset Charge
                               Assets                  Annual Rate At
                              (Billions)              Each Asset Level
                          First         $0.25               0.650%
                          Next           0.25               0.635
                          Next           0.25               0.620
                          Next           0.25               0.605
                          Next           1.00               0.590
                          Next           1.00               0.575
                          Over           3.00               0.560

                           AXP Variable Portfolio - International Fund
                                           Asset Charge
                               Assets                  Annual Rate At
                              (Billions)              Each Asset Level
                          First         $0.25               0.870%
                          Next           0.25               0.855
                          Next           0.25               0.840
                          Next           0.25               0.825
                          Next           1.00               0.810
                          Over           2.00               0.795

                           AXP Variable Portfolio - Small Cap Advantage Fund
                                           Asset Charge
                                Assets                 Annual Rate At
                              (Billions)              Each Asset Level
                          First         $0.25               0.790%
                          Next           0.25               0.770
                          Next           0.25               0.750
                          Next           0.25               0.730
                          Next           1.00               0.710
                          Over           2.00               0.650

                           AXP Variable Portfolio - S &P 500  Index Fund
                                           Asset Charge
                               Assets                  Annual Rate At
                              (Billions)              Each Asset Level
                          First         $1.00               0.290%
                          Next           1.00               0.280
                          Next           3.00               0.270
                          Over           5.00               0.260

                              AXP Variable Portfolio - Stock Fund
                                           Asset Charge
                                Assets                 Annual Rate At
                              (Billions)              Each Asset Level
                          First         $0.50               0.560%
                          Next           0.50               0.545
                          Next           1.00               0.530
                          Next           1.00               0.515
                          Next           3.00               0.500
                          Over           6.00               0.470

                          AXP Variable Portfolio - Strategy Aggressive Fund
                                           Asset Charge
                                 Assets                Annual Rate At
                                (Billions)            Each Asset Level
                          First             $0.25           0.650%
                          Next               0.25           0.635
                          Next               0.25           0.620
                          Next               0.25           0.605
                          Next               1.00           0.590
                          Over               2.00           0.575

                  (b) The Performance Incentive Adjustment

                    (i) Calculating the Performance Incentive Adjustment. The performance incentive adjustment for all Funds except AXP Variable Portfolio - S&P 500 Index Fund hall be calculated monthly by:

                           (A) Determining the difference in performance (the
                         "Performance Difference") between the Fund and an index of similar funds (the "Index"), as described in paragraph (b)(ii). The Fund and Index are set forth below:

             ------------------------------ ------------------------------------
             Fund                           Index
             ------------------------------ ------------------------------------
             AXP Variable Portfolio -       Lipper Large-Cap Core Funds Index
             Blue Chip Advantage Fund
             ------------------------------ ------------------------------------
             AXP Variable Portfolio -       Lipper Large-Cap Core Funds Index
             Capital Resource Fund
             ------------------------------ ------------------------------------
             AXP Variable Portfolio -       Lipper Emerging Markets Funds Index
             Emerging Markets Fund
             ------------------------------ ------------------------------------
             AXP Variable Portfolio -       Lipper Mid-Cap Growth Funds Index
             Equity Select Fund
             ------------------------------ ------------------------------------
             AXP Variable Portfolio -       Lipper Large-Cap Growth Funds Index
             Growth Fund
             ------------------------------ ------------------------------------
             AXP Variable Portfolio -       Lipper International Funds Index
             International Fund
             ------------------------------ ------------------------------------
             AXP Variable Portfolio -       Lipper Large-Cap Growth Funds Index
             New Dimensions Fund
             ------------------------------ ------------------------------------
             AXP Variable Portfolio -       Lipper Small-Cap Core Funds Index
             Small Cap Advantage Fund
             ------------------------------ ------------------------------------
             AXP Variable Portfolio -       Lipper Large-Cap Core Funds Index
             Stock Fund
             ------------------------------ ------------------------------------
             AXP Variable Portfolio -       Lipper Mid-Cap Growth Funds Index
             Strategy Aggressive Fund
             ------------------------------ ------------------------------------

                           (B) Using the Performance Difference calculated under
                         paragraph (b)(ii) to determine the Adjustment Rate, as illustrated in paragraph (b)(iii).

                           (C) Multiplying the current month's Adjustment Rate
                         by the Fund's average net assets for the comparison period, then dividing the result by the number of months in the comparison period to determine the monthly adjustment. Where the performance of the Fund exceeds the Index, the amount so determined shall be an increase in fees as computed under paragraph (1)(a). Where Fund performance is exceeded by the Index, the amount so determined shall be a decrease in such fees.

                      (ii) Computing the Performance Difference. The Performance
                  Difference, calculated monthly, is determined by measuring the percentage difference between the performance of one Class A share of the Fund and the performance of the Index. The performance of one Class A share of the Fund shall be measured by computing the percentage difference, carried to two decimal places, between the net asset value as of the last business day of the period selected for comparison and the net asset value of such share as of the last business day of the prior period, adjusted for dividends or capital gain distributions treated as reinvested immediately. The performance of the Index will be established by measuring the percentage difference, carried to two decimal places, between the ending and beginning Index for the comparison period, with dividends or capital gain distributions on the securities that comprise the Index being treated as reinvested immediately.

                      (iii) Determining the Adjustment Rate. The Adjustment Rate
                  is computed to five decimal places, is determined in accordance with the following table:

     --------------------- ----------------------------------------------------
     Performance           Adjustment Rate
     Difference
     --------------------- ----------------------------------------------------
     0.00%-0.50%           0
     --------------------- ----------------------------------------------------
     0.50%-1.00%           6 basis points times the performance difference over
                           0.50% (maximum of 3 basis points if a 1% performance
                           difference)
     --------------------- ----------------------------------------------------
     1.00%-2.00%           3 basis points, plus 3 basis points times the
                           performance difference over 1.00% (maximum 6 basis
                           points if a 2% performance difference)
     --------------------- ----------------------------------------------------
     2.00%-4.00%           6 basis points, plus 2 basis points times the
                           performance difference over 2.00% (maximum 10 basis
                           points if a 4% performance difference)
     --------------------- ----------------------------------------------------
     4.00%-6.00%           10 basis points, plus 1 basis point times the
                           performance difference over 4.00% (maximum 12 basis
                           points if a 6% performance difference)
     --------------------- ----------------------------------------------------
     6.00% or more         12 basis points
     --------------------- ----------------------------------------------------

                  For example, if the performance difference is 2.38%, the adjustment rate is 0.000676 (0.0006 [6 basis points] plus
                  0.0038 [the 0.38% performance difference over 2.00%] x 0.0002[2 basis points] x 100 (0.000076)). Rounded to five decimal places, the Adjustment Rate is 0.00068.

                      (iv) The maximum adjustment rate is 0.00120 per year.

                      (v) For AXP Variable Portfolio - Blue Chip Advantage Fund,
                  AXP Variable Portfolio - Emerging Markets Fund, AXP Variable Portfolio - Equity Select Fund, AXP Variable Portfolio - Growth Fund, AXP Variable Portfolio - Small Cap Advantage Fund and AXP Variable Portfolio - Stock Fund, for a period of six months beginning Dec. 1, 2002, the adjustment will be calculated based on the lesser of the amount due under the adjustment described above or under the adjustment used prior to Dec. 1, 2002. For AXP Variable Portfolio - Capital Resource Fund, AXP Variable Portfolio - International Fund, AXP Variable Portfolio - New Dimensions Fund and AXP Variable Portfolio - Strategy Aggressive Fund, the first adjustment will be made on June 1, 2003 and will cover the six-month period beginning December 1, 2002. The 12 month comparison period will roll over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance incentive adjustment is being computed.

                      (vi) If an Index ceases to be published for a period of
                  more than 90 days, changes in any material respect or otherwise becomes impracticable to use for purposes of the adjustment, no adjustment will be made under (b) until such time as the Board approves a substitute index.

         (2) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

         (3) The fee provided for hereunder shall be paid in cash by the Corporation to AEFC within five business days after the last day of each month.

Part Three:  ALLOCATION OF EXPENSES

         (1) The Corporation agrees to pay:

               a) Fees payable to AEFC for its services under the terms of this Agreement.

               b) All fees, costs, expenses and allowances payable to any person, firm or corporation for services under any agreement entered into by the Corporation on behalf of the Fund covering the offering for sale, sale and distribution of the Fund's shares.

               c) All taxes of any kind payable by the Corporation on behalf of the Fund other than federal original issuance taxes on shares issued by the Fund.

               d) All brokerage commissions and charges in the purchase and sale of assets.

               e)   All custodian or trustee fees, costs and expenses.

               f) Costs and expenses in connection with the auditing and certification of the records and accounts of the Fund by independent certified public accountants.

               g) Costs of obtaining and printing of dividend checks, reports to shareholders, notices, proxies, proxy statements and tax notices to shareholders, and also the cost of envelopes in which such are to be mailed.

               h) Postage on all communications, notices and statements to brokers, dealers, and the Fund's shareholders.

               i) All fees and expenses paid to directors of the Corporation, except that the Corporation will not pay any fees or expenses of any person who is an officer or employee of AEFC or its affiliates.

               j) Costs of fidelity and surety bonds covering officers, directors and employees of the Corporation.

               k) All fees and expenses of attorneys who are not officers or employees of AEFC or any of its affiliates.

               l) All fees paid for the qualification and registration for public sales of the securities of the Fund under the laws of the United States and of the several states of the United States in which the securities of the Fund shall be offered for sale.

               m) Cost of printing prospectuses, statements of additional information and application forms for existing shareholders, and any supplements thereto.

               n) Any losses due to theft and defalcation of the assets of the Fund, or due to judgments or adjustments not covered by surety or fidelity bonds, and not covered by agreement or obligation.

               o) Expenses incurred in connection with lending portfolio securities of the Fund.

               p) Expenses properly payable by the Corporation on behalf of the Fund, approved by the Board.

          (2) AEFC agrees to pay all expenses associated with the services it provides under the terms of this Agreement.

Part Four: MISCELLANEOUS

         (1) AEFC shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Corporation.

         (2) A "full business day" shall be as defined in the By-laws of the Corporation.

         (3) The Corporation recognizes that AEFC now renders and may continue to render investment advice and other services to other investment companies and persons which may or may not have investment policies and investments similar to those of the Funds and that AEFC manages its own investments and/or those of its subsidiaries. AEFC shall be free to render such investment advice and other services and the Corporation hereby consents thereto.

         (4) Neither this Agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Corporation are or may be interested in AEFC or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of AEFC are or may be interested in the Funds or the Corporation as directors, officers, shareholders, or otherwise; or that AEFC or any successor or assignee, is or may be interested in the Funds as shareholder or otherwise, provided, however, that neither AEFC, nor any officer, director or employee thereof or of the Corporation, shall sell to or buy from the Funds any property or security other than shares issued by the Funds, except in accordance with applicable regulations or orders of the SEC.

         (5) Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

         (6) AEFC agrees that no officer, director or employee of AEFC will deal for or on behalf of the Funds with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

               (a) Officers, directors or employees of AEFC from having a financial interest in the Funds or in AEFC.

               (b) The purchase of securities for the Funds, or the sale of securities owned by the Funds, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of AEFC, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

               (c) Transactions with the Funds by a broker-dealer affiliate of AEFC as may be allowed by rule or order of the SEC and if made pursuant to procedures adopted by the Board.

         (7) AEFC agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of AEFC under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement, make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except shares issued by the Funds) or other assets by or for the Funds.

         (8) This Agreement shall be governed by the laws of the State of Minnesota.

Part Five: RENEWAL AND TERMINATION

         (1) This Agreement shall continue in effect until November 30, 2004 or until a new agreement is approved by a vote of the majority of the outstanding shares of the

Funds and by vote of the Funds' Board, including the vote required by (b) of this paragraph, and if no new agreement is so approved, this Agreement shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding shares of the Funds and (b) by the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940, as amended (the "1940 Act").

         (2) This Agreement may be terminated by either the Corporation on behalf of a Fund or AEFC at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the Fund. The vote of the majority of the outstanding voting shares of the Fund for the purpose of this Part Five shall be the vote at a shareholders' regular meeting, or a special meeting duly called for the purpose, of 67% or more of the Fund's shares present at such meeting if the holders of more than 50% of the outstanding voting shares are present or represented by proxy, or more than 50% of the outstanding voting shares of the Fund, whichever is less.

         (3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

AXP VARIABLE  PORTFOLIO - INVESTMENT SERIES, INC.
     AXP Variable Portfolio - Blue Chip Advantage Fund
     AXP Variable Portfolio - Capital Resource Fund
     AXP Variable Portfolio - Emerging Markets Fund
     AXP Variable Portfolio - Equity Select Fund
     AXP Variable Portfolio - Growth Fund
     AXP Variable Portfolio - International Fund
     AXP Variable Portfolio - New Dimensions Fund
     AXP Variable Portfolio - S&P 500 Index Fund
     AXP Variable Portfolio - Small Cap Advantage Fund
     AXP Variable Portfolio - Stock Fund
     AXP Variable Portfolio - Strategy Aggressive Fund



By /s/   Leslie L. Ogg
   ----------------------
         Leslie L. Ogg
         Vice President

AMERICAN EXPRESS FINANCIAL CORPORATION



By /s/   Paula R. Meyer
   -----------------------
         Paula R. Meyer
         Senior Vice President and General Manager- Mutual Funds